UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 DryDock Avenue, Suite 29
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 31, 2014, MetaStat, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a number of new and existing accredited investors (collectively, the “Investors”) pursuant to which it may sell up to $3,492,500 of its shares of Series B convertible preferred stock (the “Preferred Shares”) convertible into the Company’s common stock (the “Conversion Shares”) at $0.55 per share in a private placement (the “Private Placement”).  In addition, pursuant to the Purchase Agreement, the Company shall issue series A warrants (the “Series A Warrants”) to purchase up to 4,762,500 shares of common stock at an initial exercise price per share of $0.70 and issued series B warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase 455,000 shares of common stock at an initial exercise price per share of $0.55 to Investors who purchased a minimum of $500,000 of Preferred Shares on or before December 31, 2014.  The Warrants  expire on March 31, 2020.  Dolphin Offshore Partners, L.P. served as lead investor in the Private Placement.

Pursuant to the initial closing under the Purchase Agreement, the Company issued approximately 229 Preferred Shares convertible into 2,286,363 shares of common stock, Series A Warrants to purchase 1,714,771 shares of common stock and Series B Warrants to purchase 455,000 shares of common stock for an aggregate purchase price of $1,257,500, of which $90,000 was paid through the conversion of outstanding indebtedness and accrued liabilities due to certain members of the Company’s board of directors.  The Purchase Agreement provides that the Company may raise an additional $2,235,000 in the Private Placement at any time through March 31, 2015.

In connection with the initial closing of the Private Placement, the Company paid to a placement agent a cash fee of $80,080 and will issue 145,600 placement agent warrants.  The placement agent warrants shall have the same terms as the Series A Warrants.  In addition, the placement agent received a non-accountable expense allowance of $25,000, which is equal to 50% of the total expense allowance to be paid.

Certificate of Designation

Pursuant to the Certificate of Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock (the “Certificate of Designation”), the terms of the Preferred Shares are as follows:

Ranking

The Preferred Shares will rank senior to the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and to the Company’s common stock with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

Stated Value

Each Preferred Share will have a stated value of $5,500, subject to adjustment for stock splits, combinations and similar events (the “Stated Value”).

Dividends

Cumulative dividends on the Preferred Shares accrue at the rate of 8% of the Stated Value per annum, payable quarterly, from and after the date of the initial issuance.  Dividends are payable in Preferred Shares valued at the Stated Value or in cash at the sole option of the Company.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Preferred Shares will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made on the Company’s Series A Preferred or common stock or any of the Company’s shares of stock ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount in the amount of the Stated Value of all such holder’s Preferred Shares plus all accrued and unpaid dividends thereon.

Conversion; Anti-Dilution Adjustments

Each Preferred Share will be convertible at the holder’s option into the Company’s common stock in an amount equal to the Stated Value plus accrued and unpaid dividends thereon through the conversion date divided by the then applicable conversion price. The initial conversion price is $0.55 per share (the “Conversion Price”) and is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

The Preferred Shares are subject to automatic conversion (the “Mandatory Conversion”) at such time when the Company’s common stock has been listed on a national stock exchange such as the NASDAQ, New York Stock Exchange or NYSE MKT; provided, that, on the Mandatory Conversion date, a registration statement providing for the resale of the Conversion Shares is effective. In the event of a Mandatory Conversion, each Preferred Share will convert into the number of Conversion Shares equal to the Stated Value plus accrued and unpaid dividends divided by the Conversion Price.

Voting Rights

The holders of the Preferred Shares have no voting rights.  The common stock into which the Preferred Shares are convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Preferred Shares.

Most Favored Nation

For a period of up to 30 months after March 31, 2015, if the Company issues any New Securities (as defined below) in a private placement or public offering (a “Subsequent Financing”), the Investors may exchange all of the Preferred Shares at their Stated Value plus all Series A Warrants issued to the Investors for the securities issued in the Subsequent Financing on the same terms of such Subsequent Financing.  This right expires upon the earlier of (i) September 30, 2017 and (ii) the consummation of a bona fide underwritten public offering in which the Company receives aggregate gross proceeds of at least $5,000,000.  “New Securities” means shares of the common stock, any other securities, options, warrants or other rights where upon exercise or conversion the purchaser or recipient receives shares of the common stock, or other securities with similar rights to the common stock, subject to certain standard carve-outs.

Warrants

Series A Warrants

The initial exercise price of the Series A Warrants is $0.70 per share.  The exercise price of the Series A Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations. The Series A Warrants may be exercised on a cashless basis commencing six months from the issuance thereof if there is not an effective registration statement under the Securities Act providing for the resale of the shares of common stock underlying the Series A Warrants.  The Series A Warrants expire on March 31, 2020.

Series B Warrants

The initial exercise price of the Series B Warrants is $0.55 per share.  The exercise price of the Series B Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs). The Series B Warrants may be exercised on a cashless basis and expire on March 31, 2020.

Registration Rights

The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which the Company agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the Conversion Shares and the shares of common stock underlying the Warrants within 30 calendar days of the final closing date of the Private Placement (the “Filing Date”), and to have the Registration Statement declared effective within 120 calendar days after the Filing Date.

If the Registration Statement has not been filed with the SEC on or before the Filing Date, the Company shall, on the business day immediately following the Filing Date, and each 15th day thereafter, make a payment to the Investors as partial liquidated damages for such delay (together, the “Late Registration Payments”) equal to 2.0% of the purchase price paid for the Preferred Shares then owned by the Investors for the initial 15 day period and 1.0% of the purchase price for each subsequent 15 day period until the Registration Statement is filed.  Late Registration Payments will be prorated on a daily basis during each 15 day period and will be paid to the Investors by wire transfer or check within five business days after the end of each 15 day period following the Filing Date.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) Certificate of Designation filed as Exhibit 4.1 hereto (iii) form of Series A Warrant filed as Exhibit 4.2 hereto, (iv) form of Series B Warrant filed as Exhibit 4.3 hereto, and (v) form of Registration Rights Agreement filed as Exhibit 10.2 hereto.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, on the initial closing date, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

Item 9.01   Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Certificate of Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock filed on December 31, 2014.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

10.1	Form of Securities Purchase Agreement dated December 31, 2014.

10.2	Form of Registration Rights Agreement dated December 31, 2014.

99.1	Press Release dated January 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Oscar L. Bronsther___________
        Name Oscar L. Bronsther
        Title:  Chief Executive Officer

Dated: January 7, 2015